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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            UPSIDE DEVELOPMENT, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                              39-1765590
            --------                              ----------
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

                          141 N. Main Street, Suite 207
                           West Bend, Wisconsin 53095
                       -----------------------------------
               (Address of Principal Executive Office) (Zip Code)

                          Commission File No.: 0-26235

       Compensation Agreements for Various Consultants and Legal Services
                           ---------------------------
                            (Full title of the plan)

                            Michael Porter, President
                          141 N. Main Street, Suite 207
                           West Bend, Wisconsin 53095
                        ---------------------------------
                     (Name and address of agent for service)

                                 (262) 334-4500
                          ----------------------------
          (Telephone number, including area code, of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE
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                              Proposed        Proposed
Title of          Amount      Maximum         Maximum             Amount of
Securities to     to be       Offering Price  Aggregate           Registration
Be Registered     Registered  Per Share (1)   Offering Price (1)  Fee
----------------  ----------  --------------  ------------------  ------------
Common Stock,     7,675,000        $0.11        $789,250.00         $157.85
par value $.01
per share
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(1)  Estimated  solely  for  the  purpose  of  calculating  the  amount  of  the registration fee pursuant to Rule 457, based on the closing price of the Common Stock, as reported by the OTC Bulletin Board, on June 20, 2001.
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


                                EXPLANATORY NOTE
                                ----------------

         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

         The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:


          1. Upside Development's Annual Report on Form 10-KSB for the year ended December 31, 2000;

          2. Upside Development's Quarterly Report on Form 10-QSB for the Quarter ended March 31, 2001


         All documents filed by Upside Development, pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall bedeemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

         We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to Michael Porter, 141 N. Main Street, Suite 207, West Bend, Wisconsin 53095, telephone number
(262) 334-4500.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys'
fees),judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The certificate of incorporation of the Company provides for indemnification of its officers and directors to the full extent permitted by the DGCL.

     The certificate of incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable

ITEM 8.  EXHIBITS.
         --------

3.1               Articles of Incorporation of the Company, as amended (1)(2)
3.2               Bylaws of the Company, as amended (1)
5.1               Opinion of Michael S. Krome, Esq.
23.1              Consent of Pender Newkirk & Company, CPAs, Independent Auditor
24.2              Consent of Michael S. Krome, Esq.(included in Exhibit 5.1)

(1) Incorporated by reference from the Company's Amended Report on Form 10-SB12G, filed with the Commission on June 10, 1999, and incorporated herein by reference.
(2) Incorporated by reference from the Company's Schedule 14C Information Statement filed with the Commission.

ITEM 9.  UNDERTAKINGS.

         The undersigned the Company hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933 (the "Securities Act");
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
         (b) The undersigned the Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of West Bend, State of Wisconsin, on May 18, 2001.

                                             Upside Development, Inc.

                                             By:   /s/ Michael Porter
                                             ------------------------------
                                                   Michael Porter, CEO



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Porter his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

         Signature                  Title                               Date
         ----------                 -----                               ----

(1)  Principal Executive

/s/ Michael Porter           Chief Executive                       June 20, 2001
-------------------          Officer, Chairman and a Director
    Michael Porter


/s/ Michael Porter           Chairman of the Board,                June 20, 2001
------------------           Chief Executive Officer,
Michael Porter



EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
3.1      Amended Articles of Incorporation of the Company(1)(2)

3.2      Bylaws of the Company (1)

5.1      Opinion of Michael S. Krome, Esq.

23.1     Consent of Pender Newkirk & Company, CPA, Independent Auditor

24.2     Consent of Michael S. Krome (included in Exhibit 5.2)

(1) Incorporated by reference from the Company's Amended Report on Form 10-SB12G, filed with the Commission on June 10, 1999, and incorporated herein by reference.

(2) Incorporated by reference from the Company's Schedule 14C Information Statement filed with the Commission.